Exhibit 99.1

EnerSys Announces Quarterly Dividend and Stock Repurchase Program
Reading, PA, USA, August 5, 2014 – EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today its Board of Directors has declared a quarterly cash dividend of $0.175 per share of common stock payable on September 26, 2014 to holders of record as of September 12, 2014.

The Company also announced the establishment of a new $60 million stock repurchase authorization. With this authorization, the total stock repurchase program in fiscal 2015 is $154 million. The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be repurchased. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when EnerSys might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program may be modified, extended or terminated by the Board of Directors at any time.

“I am pleased that we can enhance our stockholders’ return on their investment in EnerSys by paying our quarterly dividend and continuing to repurchase EnerSys’ stock,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. Mr. Craig added, “The strong earnings and cash flow performance of the Company over the past several years finds EnerSys in a position to have sufficient capital to meet our plans to grow revenue to $4 billion, as well as allowing us to increase returns to investors including dividends and share repurchases.”

For more information, contact Thomas O’Neill, Vice President & Treasurer, EnerSys P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.  Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles.  Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems.  Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers.  The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements
This press release and oral statements made regarding the subjects of this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to statements regarding EnerSys' plans, objectives, expectations, intentions, including, but not limited to, its intention to pay quarterly cash dividends and return capital to stockholders, and other statements contained in this press release that are not historical facts. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of factors which could affect EnerSys' results, see EnerSys' filings with the Securities and Exchange Commission, including "Item 1A. Risk Factors," set forth in EnerSys' Annual Report on Form 10-K for the fiscal year ended March 31, 2014. No undue reliance should be placed on any forward-looking statements.